CRYPTOCURRENCY PAYMENT AGREEMENT
THIS CRYPTOCURRENCY PAYMENT AGREEMENT (the “Agreement”) is made as of ________ __, 2019 (the “Effective Date”), by and among Phunware, Inc., a Delaware corporation (the “Company”), and the persons named on Schedule I attached hereto (the “Schedule”) (each, a “Named Lender,” and collectively, the “Named Lenders”). Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in that certain Note Purchase Agreement by and among the Company, the Named Lenders, and the other Lenders identified therein, dated as of November 15, 2019 (the “Note Purchase Agreement”).
WHEREAS, the Note Purchase Agreement provides that, if the Company elects to accept Consideration in the form of Cryptocurrency, the principal shall be expressed in US dollars (“USD”) and valued in accordance with this Agreement; and
WHEREAS, each Named Lender intends to provide the Consideration to the Company in the form of Cryptocurrency as set forth opposite the name of such Named Lender on the Schedule.
NOW, THEREFORE, the parties hereby agree as follows:
1.Transfer of Cryptocurrency. If the Company elects to accept Consideration in the form of Cryptocurrency, as of the applicable Initial Closing or Subsequent Closing (as the case may be), each Named Lender hereby assigns and transfers unto the Company all of such Named Lender’s right, title and interest of every kind, nature and description in the Consideration in the form of Cryptocurrency owned by such Named Lender.
2.Additional Closing Mechanics. The payment procedures, exchange rate methodology and other provisions set forth below shall apply to each Named Lender, severally and not jointly.
a.Timing of Payment; Company Wallet. Unless agreed otherwise with the Company, payment shall be made by each Named Lender’s delivery of Cryptocurrency to the Company’s Wallet at or before 5:00 p.m. (eastern time) on the date of the Initial Closing or Subsequent Closing, as the case may be (in each case free and clear of liens and other encumbrances). The Company’s “Wallet” means the location, wallet, address, account or storage device designated by the Company in a written notice given to each Named Lender as the location to which Cryptocurrency to be delivered to the Company pursuant hereto should be sent.

b. Exchange Rate. The USD value of Consideration in the form of Cryptocurrency to which a Named Lender will be entitled under the Agreement will be determined as follows, or as otherwise agreed with the Company. Consideration received by the Company shall be converted into USD based upon the daily exchange rate for such Cryptocurrency to provide the USD equivalent Consideration. The daily exchange rate shall be the last traded price for such Cryptocurrency to USD exchange transaction, as reflected on www.gdax.com (GDAX) closest to 5:00:00, meaning the last trade closest to and including 5:00:00p.m. (ET) (but not after 5:00:00) on the date of the Initial Closing or Subsequent Closing, as applicable.
c.Acceptance by the Company; Completion of Transaction. Each Named Lender acknowledges that transfer and payment of Consideration in the form of Cryptocurrency is only complete once the Cryptocurrency has been successfully delivered to the Company’s Wallet and the Company has accepted the Cryptocurrency as Consideration as of the Initial Closing or Subsequent Closing. Upon acceptance, and once the USD equivalent Consideration is determined, the Company will provide the applicable Named Lender with a confirmation email, which substantiates the Consideration in the form of Cryptocurrency.
d.Effect of Transfer. Each Named Lender further acknowledges that, once such Named Lender transfers the Cryptocurrency and the applicable Initial Closing or Subsequent Closing occurs, the Company acquires the entire economic interest in the Cryptocurrency and the Cryptocurrency is exclusively owned and controlled by the Company.
e.Additional Information and Documentation. Upon request by the Company, the Named Lender may be required to provide additional information and documentation regarding the Cryptocurrency to the Company or its designated service provider, including but not limited to the purchase source and date and time of acquisition.
f.Non-Acceptance by the Company. Should the Company determine, in its sole discretion, that it is unable to accept Consideration in the form of Cryptocurrency, each Named Lender acknowledges that the Company will return the amount of Cryptocurrency contributed by such Named Lender to such Named Lender’s wallet, if the Company has not yet converted the Cryptocurrency to USD. If the Company determines, in its sole discretion, that it cannot accept the Consideration in the form of Cryptocurrency after the Company has converted the Cryptocurrency to USD, the Company will use the proceeds of such conversion to buy Cryptocurrency, which it shall use to subsequently transfer Cryptocurrency back to the Named Lender. In any such instance, the returned Cryptocurrency may not be the exact amount of Cryptocurrency that the Named Lender originally contributed.
3.Representations and Warranties of each Named Lender
. In connection with the transactions provided for herein, each Named Lender hereby represents and warrants to the Company, severally and not jointly, as of the date of the applicable Initial Closing or Subsequent Closing (as the case may be) that:
a.Authorization
. Each Named Lender agrees that any Consideration in the form of Cryptocurrency, once accepted by the Company, represents an irrevocable payment to the Company and is not refundable to the Named Lender (except in the event that the Company determines, in its sole discretion, that it cannot accept the Consideration in the form of Cryptocurrency).

b.Volatility of Cryptocurrency. Each Named Lender acknowledges that the Cryptocurrency may be volatile, and that the Cryptocurrency received by the Company and/or the funding amount (or the amount of Cryptocurrency returned to the Named Lender in the event that the Company determines, in its sole discretion, that it cannot accept the Consideration in the form of Cryptocurrency after it has been converted into USD) may be different (higher or lower) from the fair market value or other measure of the value of the Cryptocurrency at the time of the payment to the Company.
c.Ownership of Cryptocurrency. Each Named Lender has, or will have, at the time of (and immediately prior to) the applicable Initial Closing or Subsequent Closing (as the case may be), (i) the right to assign such Cryptocurrency, (ii) sole legal ownership of such Cryptocurrency, free and clear of all liens, and (iii) sole legal ownership of all applicable funding asset addresses and custodial accounts.
d.No Unlawful Sources. Each Named Lender agrees that, to the best of his or her knowledge, such Named Lender’s Consideration in the form of Cryptocurrency is not derived from unlawful sources or activities. Each Named Lender acknowledges that, due to anti-money laundering requirements, the Company may require additional documentation before the Company accepts Consideration in the form of Cryptocurrency. Please be aware that a Named Lender’s failure to provide or a delay in providing any such documentation may delay acceptance by the Company or cause such Named Lender’s Consideration in the form of Cryptocurrency to be rejected entirely.
e.Certain AML Compliance Obligations. None of such Named Lender or, to the knowledge of such Named Lender, any director, officer, employee, agent, or affiliate of such Named Lender, is an individual or entity (“person”) that is, or is owned or controlled by persons that are: (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions. Each Named Lender (and, if such Named Lender is an entity, its directors, officers and employees) and, to the knowledge of such Named Lender, the agents of such Named Lender, are in compliance with all applicable Sanctions and with the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder (the “FCPA”) and any other applicable anti-corruption law.
f.No Tax Advice. Such Named Lender has not relied on the Company or any director, officer, employee, agent, or affiliate of the Company for any tax or accounting advice concerning this Agreement, the Note Purchase Agreement, or the Note, and has made its own determination as to the tax and accounting treatment of the transactions contemplated hereby and thereby. The Company does not provide legal or tax advice.
4.Miscellaneous.

a.Further Assurances. In connection with this Agreement, and all transactions contemplated by this Agreement, each Named Lender agrees to execute and deliver such additional documents and instruments and to perform additional acts as may be necessary and appropriate to effectuate, carry out and perform the terms of this Agreement and such transactions.
b.Indemnification. Each Named Lender, severally and not jointly, agrees to indemnify and hold harmless the Company and its affiliates, and the officers, directors, employees, and agents of any of the foregoing (together, the “Indemnified Persons”), from and against any and all loss, damage, liability or expense, including reasonable costs and attorneys’ fees and disbursements, which an Indemnified Person may incur by reason of, or in connection with, any representation or warranty made in this Agreement not having been true, correct and complete when made or any misrepresentation made by such Named Lender or any failure by such Named Lender to fulfill any of the covenants or agreements set forth in this Agreement or in any other document provided by the Named Lender to the Company.
c.Incorporation by Reference. Each party acknowledges and agrees that the provisions of Section 6 (Miscellaneous) of the Note Purchase Agreement are incorporated into this Agreement by reference, mutatis mutandis, except that Sections 6.1 (Successors and Assigns) and 6.9 (Amendments and Waivers) of the Note Purchase Agreement shall not be incorporated by reference.
d.Successors and Assigns. Except as otherwise provided herein, the terms of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.
e.Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of a majority in interest of the aggregate principal amount of the Notes then outstanding and held by the Named Lenders (the “Majority Named Lenders”). Each Named Lender acknowledges that, by the operation of this Section 4.5, the Majority Named Lenders have the right and power to diminish or eliminate all rights of such Named Lender under this Agreement.
f.Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
(signature page follows)

        IN WITNESS WHEREOF, the Company has executed this Agreement as of the Effective Date.

COMPANY:

PHUNWARE, INC.

By: ________________________________ Alan S. Knitowski, Chief Executive Officer

IN WITNESS WHEREOF, each Named Lender has executed this Agreement as of the date first written above.

NAMED LENDERS:
If individual:
         (signature)
Print Name:
If entity:
         (name of entity)
By:
Name:
Title:

Address:

Signature Page to Phunware, Inc.
Cryptocurrency Payment Agreement

SCHEDULE I

Schedule of Named Lenders

Named Lender Name and Address	Consideration (Type of Cryptocurrency)	Principal Amount of Note (in US dollars)

TOTAL